                            STOCK PURCHASE AGREEMENT

                  AGREEMENT made as of the 10th day of October, 2005 by and among HENRY BROS. ELECTRONICS, INC. ("Buyer"), a Colorado corporation, having an address at 280 Midland Avenue, Saddle Brook, New Jersey 07663, HENRY BROS. ELECTRONICS, INC. ("Parent"), a Delaware corporation, having an address at 280 Midland Avenue, Saddle Brook, New Jersey 07663, SECURUS, INC. ("Company"), a Colorado corporation, having an address at 12411 E. 37th Ave., Denver, Colorado 80239, Paul Marcus Trust ("PM Trust"), a trust having an address at 285 South Glencoe, Denver, Colorado 80246, Phyllis C. Marcus Trust ("PCM Trust"), a trust having an address at 285 South Glencoe, Denver, Colorado 80246, Neal Marcus ("Neal Marcus"), an individual having an address at 189 West Jefferson, Englewood, Colorado 80110, and Jeffrey Marcus ("Jeffrey Marcus"), an individual having an address at 14 Covington Drive, Englewood, Colorado 80113 (each of PM Trust, PCM Trust, Neal Marcus and Jeffrey Marcus is hereinafter referred to individually as a "Seller" and collectively as the "Sellers").

                              W I T N E S S E T H:

                  WHEREAS, PM Trust is the owner of 15.676 shares (13.873% of Company), PCM Trust is the owner of 13.676 shares (12.103% of Company), Neal Marcus is the owner of 41.824 shares (37.012% of Company) and Jeffrey Marcus is the owner of 41.824 shares (37.012% of Company) of the capital stock, no par value, of the Company (collectively, the "Shares"), which Shares constitute all of the presently issued and outstanding securities of the Company of every class;

                  WHEREAS, Sellers have agreed to sell, and Buyer has agreed to purchase, all of the Shares upon the terms, subject to the conditions and in reliance on the representations and warranties hereinafter set forth;

                  NOW, THEREFORE, in consideration of the respective agreements hereinafter set forth, the parties agree as follows:

                                  ARTICLE ONE
           SALE OF SHARES, CONSIDERATION, PAYMENT AND RELATED MATTERS

                  On the basis of the representations and warranties contained in and subject to the terms and conditions of this Agreement:

                  1.1 Sale. Sellers shall at the Closing (as hereinafter defined) sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, the Shares, free and clear of all liens, claims, charges, equities, encumbrances, restrictions and voting agreements of every kind, for the consideration, and payable as hereinafter provided. Certificates for the Shares shall be delivered by Sellers to Buyer at the Closing duly endorsed, or accompanied by stock powers duly endorsed, in blank. The certificates for the Shares and stock powers, if any, shall be delivered at the Closing to the Company which shall promptly issue new certificates for the Shares, in the amounts the Buyer shall request, in the name of Buyer.

                  1.2 Purchase Price and Payment.

                      (a) The aggregate purchase price for the Shares shall be determined as specified in Sections 1.2(b), 1.2(c), and 1.2(d) (the "Purchase Price").

                      (b) [Intentionally left blank]:

                          (i) At the Closing, Buyer shall pay the following sums
               to Sellers, in accordance with the wiring instructions provided to the Buyer by the Sellers, by wire transfer in immediately available funds:

                  Seller              Amount                  Percentage

                  PM Trust               $106,822.10          13.873%
                  PCM Trust               $93,193.10          12.103%
                  Neal Marcus            $284,992.40          37.012%
                  Jeffrey Marcus         $284,992.40          37.012%
                                         -----------          -------
                  Total                  $770,000.00         100.000%


                          (ii) On the Closing or as soon thereafter as may be
               practicable, Buyer shall, or shall cause the Company to, repay the existing bank debt on the balance sheet of Company for the period ended August 31, 2005, in an amount not to exceed $240,000, and shall assume, or shall cause the Company to assume, and cause Sellers to be released therefrom, to the extent permitted by obligee(s), any and all guarantees of Sellers which may relate to bonding requirements, vendor obligations (including, but not limited to, any guarantees to PSA Security Network) or the like, given by one or more of the Sellers on behalf of Company and disclosed on Sellers' Schedule 1.2. Sellers shall promptly, without compensation, execute all documents reasonably necessary to accomplish the foregoing.

                      (c) On or within fifteen days of the Closing, Parent shall issue in the name of the Sellers, according to such Seller's percentage interest in the Company specified in Section 1.2(b)(i) to the nearest whole share amounts, one hundred fifty thousand (150,000) shares of common stock ($.01 par value) of Parent (the "Contingent Shares"), which shares shall be held in escrow pursuant to the Escrow Agreement attached hereto as Exhibit "A" and shall be delivered to the Sellers in accordance with this Subsection and the Escrow Agreement.

                          (i) Each of December 31, 2006, December 31, 2007,
               December 31, 2008, December 31, 2009 and December 31, 2010 shall be deemed a "Determination Date."

                          (ii) Within ten days of the date the Parent files its
               annual report on Form 10-K or such other comparable form, a calculation in the form of a fraction shall be made, using as the numerator the amount in dollars of the Company's cumulative earnings before interest and taxes ("EBIT") from the date of Closing through such Determination Date and using as the denominator the number "$2,960,000" (the "Calculation").

                          (iii) Such Calculation shall in each case be
               multiplied by the total of Contingent Shares (150,000) to determine the cumulative number of Contingent Shares earned, as of such Determination Date, the "Earned Shares."

                          (iv) Promptly after the number of Earned Shares has
               been determined with respect to a particular Determination Date, the Buyer shall provide such determination to the escrow agent specified in the Escrow Agreement and the aggregate number of Earned Shares as of such Determination Date reduced by the number of Earned Shares previously distributed to the Sellers, if any, shall be released from escrow and delivered to the respective Sellers.

                          (v) Any Contingent Shares that have not become Earned
               Shares on the last Determination Date shall promptly be released from escrow to be cancelled and returned to the Company's authorized but unissued common stock.

                          (vi) The initial calculation of EBIT shall be made by
               Parent and shall be based on the same method of accounting and accounting principles as used by Parent for its other businesses of the same type as the Company. Upon calculation of EBIT as of a particular Determination Date, Parent shall provide the calculation to Sellers. If Sellers object to the calculation within five (5) business days of Parents providing them with such calculation, the Sellers shall thereafter have an additional twenty (20) business days to at Sellers' cost and expense have an independent certified public accountant review the calculation, and Parent shall cooperate with such review by making books and records available. If, following the review by the independent certified public accountant, a disagreement exists with respect to the calculation, the matter may be submitted to binding arbitration in accordance with Section 1.2(f).

                      (d) Second Earn-out. In the event that all Contingent Shares shall have become Earned Shares at any time prior to the final Determination Date, on each remaining Determination Date, the Sellers will receive an additional payment amount within ten days of the date the Parent files its annual report on Form 10-K or such other comparable form equal to one-third (1/3) of the Company's cumulative EBIT from the date of closing through such Determination Date in excess of $2,960,000, if any, up to a maximum payment hereunder of Two Hundred Thousand Dollars ($200,000) (the "Second Earn-Out").

                      (e) During the earn-out period described above, Buyer shall manage the Company in such a way that the Company shall only incur such costs reasonably necessary for the Company to generate revenue and cover operating expenses, and the Company shall be managed in a manner to increase earnings and not reasonably interfere with the earn-out rights of Sellers. Buyer will not be charged any overhead cost allocations or other expenses of Parent or any related entity not directly related to or reasonably necessary for the Company's ongoing business.

                      (f) If there is a dispute between the parties with respect to any matter in Sections 1.2(c), (d) and (e), such dispute shall be submitted to binding arbitration in New York, before a single arbitrator agreed on by the parties, or if they cannot agree, appointed by JAMS. The arbitrator shall award costs (including, but not limited to, travel costs) and attorneys' fees to the prevailing party as a part of his judgment.

                      (g) Payment, if any, of the Earned Shares and the Second Earn-Out shall be made according to the Sellers' Percentages listed in
         Section 1.2 (b)(i).

                 1.3 Additional Closing Transactions.

                      (a) At or prior to the Closing the following transactions, shall be settled among the Sellers and the Company:

                          (i) the Company's shareholder advance asset (owed by a
                  Seller), in the amount of $41,351 (at July 31, 2005) will be forgiven (the "Shareholder Advance");

                          (ii) the life insurance policy on Neal Marcus, a
                  Seller, will be transferred by the Company to Neal Marcus, and the Sellers prior to the Closing shall provide the Buyer with written proof of such transfer and the amount of the cash value of the insurance policy at the time of the transfer; and

                          (iii) the Company's deferred compensation liability
                  (owed to one or more of the Sellers), in the amount of $75,983.15 (the amount as October 7, 2005) less the sum of (A) the amount of the forgiven Shareholder Advance identified in
                  Section 1.3(a)(i) plus (B) $ 25,736 (the amount of the cash surrender value of the life insurance policy identified in Section 1.3(a)(ii)) will be paid to Paul Marcus and the Sellers prior to the Closing shall provide the Buyer with written proof of such payment including the amount of such payment.

                          (iv) Within 15 days of receipt of appropriate
                  documentation of the credit card balance listed on Section
                  3.13 of the Sellers' Schedule and provided the credit card expenses are reasonably related to the business of the Company, the Company shall pay Jeffrey Marcus up to $27,261.49, Neal Marcus up to $10,206.62, and Paul Marcus up $26,241.54 in full payment and satisfaction of Sellers' claims against the Company.

                      (b) Sellers shall promptly execute without compensation all documents reasonably necessary to accomplish the transactions described in (i) through (iv) of Subsection 1.3(a). The transactions described in (i) through (iv) of Subsection 1.3(a) constitute the full and final obligations of the Buyer, the Company and the Parent with respect thereto, and the Buyer, the Company and the Parent shall not have any further obligations in connection with such transactions. Without limiting the generality of the foregoing, any taxes owed as a result of the distributions made pursuant to subsection 1.3(a) (i) through 1.3(a) (iv) shall be paid by the recipient of such distribution.

                 1.4 Change of Control Provision.

                      (a) For purposes of this Section 1.4, a "Change of Control" of the Parent shall be deemed to have occurred upon:

                          (i) The consummation of a transaction resulting in the
                  reorganization, merger or consolidation of the Parent with one or more persons, in which the Parent is not the surviving entity;

                          (ii) The acquisition of (A) all or substantially all
                  of the assets of the Parent or (B) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities and Exchange Act of 1934) of more than 50% of the outstanding securities of the Parent entitled to vote generally in the election of directors by any person or by any persons acting in concert; or

                          (iii) A complete liquidation or dissolution of the
                  Parent.

                      (b) In the event that a Change of Control of Parent shall be deemed to have occurred at any time prior to the final Determination Date, then (A) all then remaining Contingent Shares which are not Earned Shares and which have not been distributed to the Sellers shall thereupon be deemed to be Earned Shares as of the date of the Change of Control and shall be forthwith distributed to the Sellers, and (B) the Second Earn-Out described in Section 1.2(d) shall be deemed to have been fully earned and shall forthwith be paid to the Sellers.

                  1.5 Post-Closing Audit and Fees.

                  Immediately following the Closing, an audit of the financial statements of the Company for the year ended February 28, 2005, in order to comply with the Parent's SEC Regulation 8-K reporting requirements, shall be performed by a certified public accountant selected by Sellers and agreeable to Buyer. All Sellers will provide, without compensation such assistance as may be required and the audit fee expenditure associated with such audit shall be borne by Buyer, provided that:

                      (a) In the event audit fees exceed $50,000, any amount in excess of $50,000 shall be reimbursed to Buyer on a pro rata basis by Sellers; and

                      (b) In the event that any circumstances occur which result in the delayed availability of the audited financial statements past the later of (i) the applicable filing date for the Parent's Report on Form 8-K or (ii) sixty (60) days after the date of Closing, the audit fee shall be reimbursed on a pro rata basis by Sellers.

                      (c) Any payment or reimbursement required by (a) or (b) above shall be made by Sellers to Buyer within five (5) days of Buyer's demand thereof.

                                   ARTICLE TWO
                          CLOSING AND RELATED MATTERS

                  2.1 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") will take place at such date, location and time as may be mutually agreeable to the parties hereto.

                                 ARTICLE THREE
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Sellers jointly and severally represent and warrant to and agree with Parent and Buyer that, except as otherwise set forth or referred to in this Agreement or enumerated upon a separate schedule dated and executed contemporaneously herewith from the Sellers (hereinafter referred to as the "Sellers' Schedule").

                  3.1 Corporate Organization, Standing and Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of Colorado and has all requisite corporate power and authority to conduct its business and own, lease and operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. Copies of the Articles of Incorporation, By Laws and minutes of the Company heretofore delivered to Buyer are true, correct and complete copies of each thereof, in the case of the Articles of Incorporation and By Laws each as amended to date and presently in full force and effect. At the Closing, Sellers shall deliver to Buyer a certificate to the foregoing effect executed by the Company's Secretary. The Company is duly qualified and in good standing under the laws of each jurisdiction where the failure to be so qualified reasonably could be expected to have a material adverse effect on the Company. The Company has no subsidiaries. The Company has no interest in any partnership, corporation or other entity, other than as set forth in the Sellers' Schedule.


                  3.2 Capital Stock, Ownership, Etc.

                      (a) The authorized securities of the Company consists of 50,000 shares of Common Stock, no par value, of which the Shares are the only issued and outstanding securities. The Shares are duly and validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof. The Company has no outstanding subscriptions, options, warrants, rights, calls or other agreements, obligations or commitments of any kind to issue, sell or purchase, or convert any obligations into, any securities of any kind or class.

                      (b) The Sellers are the sole record and beneficial owners of the Shares, in each case free and clear of all liens, claims, charges, equities, encumbrances, restrictions, options and voting and other agreements of every kind, and each Seller has full and unrestricted right and authority to sell and transfer its Shares to Buyer in accordance with this Agreement and is conveying to Buyer good and unencumbered title thereto.

                  3.3 Financial Statements; Financial Condition and Changes.

                      (a) The compiled financial statements of the Company for the fiscal year ended February 28, 2005 and for the interim period ended August 31 2005, including balance sheets and statements of operations and retained earnings heretofore delivered by the Sellers to Buyer (the "Compiled Financial Statements") are true, correct and complete in all material respects and in conformity with the books and records of the Company, consistently applied through the periods covered (except as otherwise stated therein) and fairly present in all material respects the financial condition and results of operations of the Company as at the dates thereof and for the periods covered thereby. Except as set forth in the Sellers' Schedule, there have been no occurrences or developments since August 31, 2005, which would require any material adverse changes to be made in the Compiled Financial Statements.

                      (b) Except as set forth in the Sellers' Schedule, as of the date of this Agreement, the Company has no liabilities or obligations of any kind, whether absolute, accrued, contingent, or otherwise, other than those (i) set forth or referred to in the Compiled Financial Statements, (ii) incurred since August 31, 2005 in the ordinary course of business, and (iii) to be performed under (A) executory agreements entered into in each case in the ordinary course of business and of a type not required under generally accepted accounting principles to be reflected or disclosed in financial statements, and
(B) the other agreements listed or referred to in the Sellers' Schedule or elsewhere in this Agreement (but excluding any claim of or liability for breach by the Company of any such agreements), but only to the extent that the liabilities and obligations referred to in the preceding clauses (i) through
(iii) inclusive do not otherwise constitute a breach of any of the other representations or warranties of the Seller in this Article III or elsewhere in this Agreement.

                      (c) Except as set forth in the Sellers' Schedule, since August 31, 2005, there have been no changes in the financial condition, assets, liabilities, operating results or business of the Company other than changes in the ordinary course of business, none of which has been, individually or in the aggregate, materially adverse, nor any material damage, destruction or loss of any of its property, and the business and operations of the Company have been conducted only in the usual, regular and ordinary course. Without limiting the generality of the foregoing, since August 31, 2005, the Company has not (i) declared or paid, or set aside for payment, any dividend or other distribution in respect of its outstanding securities, (ii) entered into any material agreements or transactions or incurred any material liabilities or obligations other than in each case in the ordinary course of business and none of which, individually or in the aggregate, has been or to the best of the Sellers' knowledge and belief will be materially adverse; (iii) borrowed or agreed to borrow any money or loaned or agreed to loan to, or guaranteed or agreed to guarantee the obligations of, any person; (iv) canceled, compromised or waived any amounts owing to or any claims heretofore made by it except for immaterial amounts in the ordinary course of business or otherwise waived, surrendered or released any material rights, contractual or other; (v) acquired any assets, tangible or intangible, subject to, or subjected any of its assets, tangible or intangible, to, any mortgage, pledge, lien, security interest or other encumbrance; (vi) sold, leased, abandoned or otherwise disposed of any of its property, tangible or intangible, or interests therein, other than in the ordinary course of business; (vii) made any increase in the compensation payable to any of its employees or agents, or agreed so to do, or paid or agreed to pay any deferred compensation or bonus to any such person, or entered into any employment agreement with any such person, other than in the ordinary course of business, or established any incentive, deferred compensation or other employee benefit plans or arrangements, other than in each case those terminable by the Company without payment or penalty on not more than fourteen days notice or those required by any collective bargaining agreements referred to in the Sellers' Schedule or elsewhere in this Agreement; (viii) terminated or agreed to terminate any material contract, agreement or other arrangement or relationship with any of its major suppliers or customers or lost, or received information that it may lose, the business of any customer or customers; (ix) made or entered into any agreement or commitment to make any capital expenditures requiring the payment after the date of this Agreement of more than $1,000 in the aggregate; (x) experienced any material labor troubles or disputes; or (xi) to the best of the Sellers' knowledge, experienced any other event or condition of any character which has materially adversely affected or may in the future materially adversely affect its assets, business, operations or prospects.

                      (d) The books of account and other records of the Company are in all material respects complete and correct, have been maintained in accordance with good business practices and accurately reflect the information contained therein.

                      (e) Sellers' Additional Balance Sheet Warranty. In addition to any other representation and warranty of Sellers contained in this Agreement, the Sellers jointly and severally collectively warrant that, at Closing and thereafter, the Company's last pre-Closing Balance Sheet shall be free of errors, inaccuracies, misrepresentations or omissions. Any negative adjustments to the Balance Sheet that are required to be made in accordance with GAAP within five (5) years of Closing for matters that should have been reflected at Closing, exceeding in the aggregate five percent (5%) of the total assets of the Company as reflected on the pre-Closing Balance Sheet, will result in a corresponding offset, first against the number of Contingent Shares (calculated for this purpose at a per share value of $4.00) allocated to Sellers, or if all Contingent Shares have become Earned Shares, against the Second Earn-Out. Notwithstanding anything to the contrary in this Agreement, (i) the sole remedy of Buyer and Parent with respect to the matters described in this Section 3.3(e) shall be the earn out reductions specified in this Section, and (ii) only negative adjustments to the Balance Sheet resulting for reasons other than as may result from the post closing audit described in Section 1.5 or for matters disclosed to Buyer in the Sellers' Schedule shall result in an offset pursuant to this Section 3.3(e).

                  3.4 Taxes; Tax Returns.

                      (a) The Company (i) has filed, or will file before the date due, all applicable Federal, state, county and local tax and franchise returns and reports required to be filed by it as of August 31, 2005 and has paid (or, as to taxes not currently due and payable, has made adequate provision for the payment of) all income and other taxes, assessments, franchise fees and other governmental charges required by law (including, without limitation, withholding, social security, payroll and similar taxes) and all interest and penalties, if any, thereon and (ii) is not a party to any pending action or proceeding by any governmental authority for the assessment or collection of any taxes, assessments, franchise fees or other governmental charges and no claim for any thereof is pending or to the best of Sellers' knowledge threatened. Copies of the Company's Federal tax return for the fiscal year ended February 28, 2005, heretofore delivered to Buyer, and are true, correct and complete.

                      (b) Sellers shall file all Federal, state, county and local tax returns and reports required to be filed by the Company for the interim period ended August 31, 2005, no later than their respective due dates.

                  3.5 Material Agreements. The Sellers' Schedule contains, among other things, a true, correct, and complete list of (and, except as therein set forth, the Company is not a party to nor is it or any of its properties or assets bound by or subject to) any material written or oral agreement, commitment or understanding (i) not made in the ordinary course of business;
(ii) relating to loans, credits and guarantees, whether to or for the benefit of or made by the Company; (iii) for the purchase or leasing by or furnishing to the Company of any merchandise, supplies or services not to be performed within three months or individually or in the aggregate representing a commitment by the Company of more than $1,000; (iv) for the sale, leasing or furnishing by the Company of any merchandise, supplies or services; (v) relating to the employment of any person or with any labor union or association not terminable without penalty or premium on notice of fourteen days or less; (vi) involving incentive, bonus or deferred compensation plans or arrangements or stock option, stock purchase or similar plans or arrangements; (vii) for the leasing of any property, real or personal, whether as lessor or lessee; (viii) relating to the furnishing of brokerage, agency, dealer, distributorship, sales representative, consulting or advertising services, whether to, for or by the Company; (ix) relating to partnerships or joint ventures or involving the sharing of profits;
(x) providing for the furnishing of services or the sale of property by the Company for less than the fair value thereof; or (xi) providing for expenditures, capital or otherwise, in excess of $1,000 individually or in the aggregate. All such agreements are valid, binding, and enforceable in accordance with their respective provisions, performance by the Company of any thereof will not, individually or in the aggregate, have any material adverse effect on the business, assets, operations or financial condition of the Company, and true and complete copies of all such agreements which are in writing have been delivered or made available to Buyer except as otherwise indicated in the Sellers' Schedule.

                  3.6 Property Leases.

                      (a) The Company has good and marketable title to all of its assets, real, personal and mixed, tangible and intangible, in each case free and clear of all liens, security interests, claims, charges and encumbrances except (i) as expressly set forth in the Sellers' Schedule and (ii) the lien, if any, of current taxes not yet due and payable. All machinery, fixtures, equipment and similar assets of, and all real property of or leased by the Company are in good operating condition and repair.

                      (b) All leases to which the Company is a party are listed on the Sellers' Schedule.

                      (c) All leases to which the Company is a party are in good standing, and are valid, binding and enforceable in accordance with the respective provisions thereof.

                  3.7 Default. Except as set forth in the Sellers' Schedule, neither the Company nor, to the best of Sellers' knowledge, any other party hereto is in material violation of or default under, and no event (including, without limitation, execution of and consummation of the transactions provided for in this Agreement) has occurred which with the passage of time or notice from or action by any party thereto or otherwise could result in a material breach of or default under, or give any other person the right to terminate, as the case may be, any material indenture, mortgage, security, loan, lease or other agreement (including, without limitation, those listed or referred to in the Sellers' Schedule) to which the Company is a party or by which it is bound or to which any of its assets are subject or result in the creation, imposition or acceleration of any material lien, encumbrance, charge, equity or restriction of any nature in favor of any other person upon any of the assets of the Company.

                  3.8 Permits; Compliance with Laws. The Company possesses all necessary valid licenses, permits, franchises, consents, authorizations and approvals of or from governmental departments, agencies and instrumentalities for the business and operations of the Company as presently conducted and is not in material default with respect to nor in violation of, and has not received notice of any violation of or of any proceedings for the termination or revocation of, any such license, permit, franchise, consent, authorization or approval or any applicable Federal, state, local or foreign law, statute, ordinance, regulation, order or requirement relating to its business, operations or assets, or the use thereof, which default or violation could have a materially adverse affect upon its business, operations or assets. The Sellers'
Schedule includes a list (including expiration dates) of all material licenses, permits, consents, authorizations and approvals of or from governmental departments, agencies and instrumentalities held by the Company in the conduct of its business.

                  3.9 Employee Benefit Plans. The Sellers' Schedule includes a list of all Company Benefit Plans between the Company and any of its employees whereby the Company is obligated to provide any benefit to any employees arising out of the employment relationship. As used herein, the term "Benefit Plan" shall mean any "employee benefit plan" within the meaning of ERISA Section 3(3) and the term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended. Except as set forth in the Sellers' Schedules, the

Company's Benefit Plans are fully funded, as of August 31, 2005, and maintained in accordance with its terms and Summary Plan Description.

                  3.10 Intangible Rights. Except as set forth in the Sellers' Schedules, the Company does not own any Intangible Rights. As used herein, the term "Intangible Rights" means and includes all right, title and interest in, to and under, any United States and foreign patents, trademarks, trade names, trade styles, service marks, designs, copyrights and labels, together in each case with all registrations, applications, recordings, reissuances, extensions, renewals, licenses and rights, if any, and all books, records, documents, advertising materials, brochures, and instruments, thereof or therefor or relating thereto, the goodwill of the business symbolized thereby, and all claims against third parties for violation or infringement of any thereof.

                  3.11 Litigation. Except as set forth in the Sellers' Schedule, there are no actions, suits, claims, arbitrations, administrative or other proceedings or governmental investigations pending or, to the best of the Sellers' knowledge, threatened against, relating to or affecting the Company or its business, operations or assets, whether or not fully covered by insurance, or which question or seek to prevent consummation of the transactions provided for in this Agreement, whether at law or in equity, or before or by any Federal, state, local, foreign or other governmental department, agency or instrumentality nor to the best of Sellers' knowledge is there any basis therefor. The Company is not bound or adversely affected by or in default with respect to any judgment, order, writ, injunction or decree of any court or of any governmental department, agency or instrumentality.

                  3.12 Employees; Insurance; Banks; Etc. The Sellers' Schedule contains a complete and correct list and, where applicable, a summary description of:

                      (a) The names, employment job titles and current annual rates of compensation paid by the Company to each employee or agent.

                      (b) All insurance policies of the Company (including insurance on the lives of any employees of the Company) and performance, surety and similar bonds presently in force and effect with respect to the business, operations and assets of the Company, all of which policies and bonds are validly outstanding and in full force and effect. The Company has not been advised that any insurer or surety intends or proposes to cancel any such policy or bond prior to the present expiration or termination date thereof or to increase the applicable premium rate, rate classification or charge therefor prior to or following such expiration or termination date or is unwilling to renew or extend any such policy or bond following its normal expiration or termination date.

                      (c) The names of each bank in which the Company maintains an account or safe deposit box and of each security broker with which the Company maintains an account (including, in each case, the name and account number or other designation thereof) and the names of all persons authorized to draw thereon or to give instructions with respect or having access thereto.

                      (d) The names of all persons, if any, holding tax, customs and other powers of attorney from the Company and a brief description thereof.

                  3.13 Transactions with the Company. Except as set forth in the Sellers' Schedule, neither any of the Sellers nor any director, officer or employee of the Company nor any associate (as such term is hereinafter defined) of any of the foregoing, directly or indirectly (i) has any claim of any kind against the Company; or is owed any amounts by the Company other than compensation payable by the Company for its current (but not any prior) pay period, all such other claims and obligations, if any, of any Seller as against or owing to such Seller by the Company being hereby waived and released by such Seller,
(ii) is obligated to the Company, (iii) has any interest in the assets of the Company whether pursuant to any lease, other agreement or otherwise, (iv) is a party to any executory agreement with the Company, (v) is an adverse party, directly or indirectly, to any litigation or other proceedings to which the Company or any of its assets are or may be subject, or (vi) owns, manages, operates, controls, is employed by or is otherwise in any manner connected with or interested in any entity with which the Company has had any material business relationships, whether as a customer, supplier or otherwise, or which has been a competitor, directly or indirectly, of the Company. As used in this Section, the term "associate" means any relative by blood or marriage or any company, partnership, trust or other entity in which any of the Sellers or any such person or entity has, directly or indirectly, an interest of five percent (5%) or more or any other person who, directly or indirectly, controls or is controlled by or is under common control with any of the Sellers or any such relative, other person or entity.

                  3.14 Investment Purpose. Each Seller is acquiring the Contingent Shares for investment and not with a view to the sale or distribution thereof, for his or her own account and not on behalf of others and has not granted any other person any right or option or any participation or beneficial interest in any of the Contingent Shares. Each Seller acknowledges his understanding that the Contingent Shares are restricted securities within the meaning of Rule 144 of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and that the Contingent Shares may not be sold except pursuant to an effective registration statement under the Securities Act or in a transaction exempt from registration under the Securities Act, and each Seller acknowledges that he or she understands the meaning and effect of such restriction. Each Seller is aware that no federal or state regulatory agency or authority has passed upon the sale of the Contingent Shares or the terms of the sale or the accuracy or adequacy of any material being provided to such Seller and that the price of the Contingent Shares was negotiated between Buyer and Sellers and does not necessarily bear any relationship to the underlying assets or value of Parent. Each Seller understands that an investment in the Contingent Shares involves a high degree of risk.

                  At any time after any Earned Shares have been held for at least two years by such Seller, and provided that the requesting Seller is not then and has not been during the three months prior to the date of such request an "affiliate" of the Parent, on the surrender to the Parent of the certificate representing such Earned Shares, a stock power executed by the requesting Seller, medallion signature guaranteed, a written instruction letter and such other supporting documents as the Parent may reasonably require, together with evidence reasonably satisfactory to the Parent demonstrating compliance with applicable securities laws, which shall include without limitation, a legal opinion from such Seller's counsel that the sale of the Earned Shares by such Seller will be exempt from the registration requirements of applicable securities laws, the Parent shall replace such surrendered certificate with a certificate for a like number of shares, but absent any legend to the effect that the Earned Shares are "restricted securities."

                  3.15 Authorization; Validity. This Agreement and each of the other agreements, instruments and documents executed or to be executed by each Seller pursuant to this Agreement has been duly authorized and constitutes the valid and legally binding obligations of such Seller in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency and other laws relating to or affecting creditors' rights generally and subject also to general principles of equity affecting the right to specific performance and injunctive relief.

                  3.16 Authorization Approvals. The Company's Board of Directors has authorized the Company to enter into this Agreement, and all other documents to be executed pursuant to or in connection with this Agreement and minutes of the meeting so attesting have been provided to Buyer by the Company's Secretary. No authorization or approval of, or filing with, or compliance with any applicable order, judgment, decree, statute, rule or regulation of, any court or governmental authority, or approval, consent, release or action of any third party, is required in connection with the execution and delivery by the Sellers of, or the performance or satisfaction of any agreement of the Sellers contained in or contemplated by, this Agreement.

                  3.17 Disclosure. Neither this Agreement nor the schedules and exhibits to this Agreement nor any other written certificate, statement or document furnished or to be furnished by Sellers in connection with the transactions provided for in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading, and to the best of Sellers' knowledge and belief, all such material books, records, agreements, documents, financial and operating data and other information of or relating to the Company as Buyer has requested or may request has heretofore been or will be made available to Buyer. Without limiting the generality of the foregoing, to the best of Sellers' knowledge, there has not occurred and does not exist in any event, circumstance or development not disclosed to Buyer relating to the Company (as contrasted with general industry, economic or business conditions) which has materially adversely affected or in the future reasonably may, so far as any Seller can now foresee, materially adversely affect the business, operations or assets of the Company.

                  3.18 Opportunity to Meet with Management. Sellers acknowledge that they have had an opportunity to meet with and ask questions of Parent's management.

                  3.19 Receipt of Disclosure Documents. Each Seller acknowledges that it has had access to and has reviewed copies of the following (the "Financial Statements") from Parent: its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 and its 10-QSB for the quarter ended June 30, 2005.

                                  ARTICLE FOUR
               REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

                  4.1 Organization; Authorization. Buyer is a company duly organized, validly existing and in good standing under the laws of the State of Colorado. Parent is a company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer and Parent each possess all requisite corporate power and authority to enter into and perform all of its respective obligations under this Agreement and all agreements, documents and instruments contemplated herein.

                  4.2 No Violations; Validity. No provision of Parent's or Buyer's respective Certificate of Incorporation or By laws, or of any material agreement, instrument or understanding, or of any material order, judgment, decree, statute, rule or regulation of any court or governmental authority, to which Parent or Buyer is a party or by which it is bound or subject, has been or will be violated by the execution by Parent or Buyer, as the case may be, of, or the performance or satisfaction of any agreement or condition upon its part to be performed or satisfied under, this Agreement and all agreements, documents and instruments contemplated herein, and all requisite corporate and other authorizations for such execution, delivery, performance and satisfaction have been duly obtained by Parent and Buyer, respectively. This Agreement and each of the other agreements, instruments and documents executed or to be executed by Parent or Buyer, as the case may be, pursuant to this Agreement constitutes the valid and legally binding obligation of Parent or Buyer, as the case may be, in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency and other laws relating to or affecting creditors' rights generally and subject also to general principles of equity affecting the right to specific performance and injunctive relief.

                  4.3 Authorizations; Approvals. Except for the requirements pertaining to listing the Contingent Shares with the American Stock Exchange, no authorization or approval of, or filing with, or compliance with any applicable order, judgment, decree, statute, rule or regulation of, any court or governmental authority, or approval, consent, release or action of any third party, is required in connection with the execution and delivery by Parent or Buyer, as the case may be, of, or the performance or satisfaction of any agreement of Parent or Buyer, as the case may be, contained in or contemplated by, this Agreement other than in connection with any applicable laws and/or rules pertaining to the issuance of the Contingent Shares, and such laws and/or rules pertaining to the issuance of the Contingent Shares.

                  4.4 Investment Representation. Buyer is acquiring the Shares for its own account and not with a view to the distribution thereof within the purview of, and none of the Shares will be offered, sold, or otherwise disposed of by Buyer, in violation of any applicable provisions of the Securities Act or any applicable state securities laws.

                  4.5 Authorization of Contingent Shares. The issuance and delivery by Parent of the Contingent Shares to each Seller has been duly authorized by all requisite corporate action of the Parent and the Contingent Shares issued to each Seller, when issued and delivered in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable, free and clear of any liens and not subject to preemptive or other similar rights of stockholders of the Parent.

                                  ARTICLE FIVE
                               PRE-CLOSING MATTERS

                  5.1 Information as to Operations of the Company. Until the
Closing:

                      (a) The Company shall, and Seller shall cause the Company to, afford to Buyer, its attorneys, accountants and other representatives, upon reasonable request, access to all properties, books, records and other documents of the Company, including the right to make extracts therefrom or copies thereof, and shall furnish Buyer with, or with copies of, all such agreements, documents and records, financial and operating data and other information concerning the Company as Buyer may reasonably request. All access described above shall only be permitted with the prior agreement of Jeff Marcus. Also, no contact with any employees of the Company other than Jeff Marcus, Neal Marcus, Lyle Payne, James Bryan, and Eric Wahlstrom shall be permitted. Buyer shall hold in strict confidence and shall not use or otherwise publicly disclose, and shall cause its officers, attorneys, accountants and other representatives to hold in strict confidence and not to use or publicly disclose, all information so furnished or made available by the Company which the Company indicates in writing in advance is confidential other than information which is or becomes publicly available or otherwise in the public domain through no fault of the Buyer or Parent. Should this Agreement be terminated or the transactions contemplated hereby not be consummated for any reason, Buyer shall, upon written request from Company, return all written information so furnished and all copies thereof and extracts therefrom.

                      (b) The Company shall, and the Sellers shall cause the Company to, refrain from taking or omitting to take any action or entering into any transaction which, had such action been taken or omitted or such transaction entered into immediately prior to execution of this Agreement, would have caused any of the representations, warranties or agreements of the Sellers or the Company in this Agreement to be untrue, incorrect or inaccurate in any material respect as of the time of execution of this Agreement or would cause any such representations, warranties or agreements to be untrue, incorrect or inaccurate in any material respect as of the time immediately following such action, omission or transaction or as of the date of Closing. Without limiting the generality of the foregoing, except as otherwise set forth or provided in the Sellers' Schedule, the Company shall and the Sellers shall cause the Company to (i) conduct its business only in the usual, regular and ordinary course in the same manner as heretofore, (ii) use its commercially reasonable efforts to preserve its business, properties and assets, maintain its business organization intact, keep available the services of its present officers and employees and preserve its goodwill and existing relationships with customers, suppliers and others having dealings with it, (iii) maintain its properties in customary repair, good order and condition, reasonable use and wear and tear excepted, (iv) maintain insurance on its properties and with respect to the conduct of its business in amounts not less than and of such kinds as are comparable to the insurance in effect on the date of this Agreement, and (v) maintain its books, accounts and records in the usual, regular and ordinary manner.

                  5.2 Adverse Circumstances.

                      (a) The Sellers and the Company shall promptly notify Buyer, as soon as any of them obtains knowledge, of any facts, circumstances or occurrences which have adversely affected or might reasonably be expected to adversely affect the business, properties, assets, financial condition or prospects of the Company or which could or reasonably might be expected to cause any of their representations, warranties or agreements in this Agreement to be untrue, incorrect or inaccurate in any material respect.

                      (b) Should Buyer elect to consummate the Closing after receipt of any notice pursuant to subsection 5.2(a), then, anything elsewhere in this Agreement to the contrary notwithstanding, Buyer shall be deemed to have waived any rights or claims which it might possess under this Agreement, or otherwise, against the Sellers or the Company with respect to the matters expressly referred to (but only if and to the extent such matters are adequately and properly referred to or disclosed) in such notice.

                                  ARTICLE SIX
                              CONDITIONS PRECEDENT

                  6.1 Conditions Precedent to Obligation of Buyer. The obligation of Parent and Buyer to consummate the transactions provided for in this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived, in whole or in part, by Buyer in its discretion):

                      (a) Each of the representations and warranties of the Sellers in, or in any instrument delivered in connection with or pursuant to, this Agreement shall, except as otherwise contemplated or permitted by this Agreement, be true and correct in all material respects on and as of the date of Closing as if made at and as of such time. The

         Sellers and the Company shall have each duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing. Buyer shall have received from the Company and each Seller a certificate, dated the date of Closing, to the foregoing effect.

                      (b) Buyer shall receive from each of the Sellers a general release dated the date of Closing of all then-existing claims of every kind against the Company excluding, however, such claims, if any, as are expressly referred to or described in the Sellers' Schedule.

                      (c) The Sellers and the Company shall have delivered to Buyer the minute and stock books of the Company and the resignation of all present directors and officers of the Company other than those, if any, designated by Buyer at or prior to the Closing.

                      (d) Parent and Buyer shall have received the opinion of Otten, Johnson, Robinson, Neff & Ragonetti, P.C., counsel for Sellers and the Company, dated the date of Closing, in substantially the form of Exhibit 6.1(d) attached hereto, to the effect that as set forth in Sections 3.1, 3.2, 3.8, 3.11, 3.15 and 3.16 (to the best of counsel's knowledge, based on counsel's review of the corporate books and records specified in counsel's opinion but without having made any independent investigation thereof as to Sections 3.1, 3.2, 3.8 and 3.11), (i) this Agreement has been duly executed and delivered by and constitutes the valid and legally binding obligation of each Seller and the Company in accordance with its terms, (ii) upon the sale of the Shares to Buyer in accordance with this Agreement, Buyer will acquire good and marketable title thereto, free and clear of all liens, claims, equities, encumbrances, restrictions, options and voting agreements of every kind (assuming, for purposes of such opinion, that Buyer is a bona fide purchaser within the meaning of Article VIII of the Uniform Commercial Code) and
         (iii) such counsel, without however having made any independent investigation thereof, has no reason to believe that any of the other representations and warranties of each Seller in this Agreement or in the certificate of each Seller referred to in subsection 6.1(a) are untrue, incorrect or inaccurate in any material respect.

                      (e) All actions, proceedings, instruments, documents and other legal matters relating to the transactions provided for in this Agreement or incidental thereto shall be reasonably satisfactory to and approved by Milberg Weiss Bershad & Schulman LLP, counsel to Parent and Buyer, and Sellers and the Company shall have furnished to such counsel all such instruments, documents and papers as such counsel may have reasonably requested for this purpose.

                  6.2 Conditions Precedent to Obligation of Sellers. The obligation of the Sellers to consummate the transactions provided for in this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived, in whole or in part, by the Sellers in their discretion):

                      (a) Each of the representations and warranties of Parent and Buyer in, or in any instrument delivered in connection with or pursuant to, this Agreement shall, except as otherwise contemplated or permitted by this Agreement, be true and correct in all material respects on and as of the date of Closing as if made at and as of such time. Parent and Buyer shall have duly performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. The Sellers shall have received Parent's and Buyer's certificates, dated the date of Closing, to the foregoing effect.

                      (b) The Sellers shall have received the opinion of Milberg Weiss Bershad & Schulman LLP, counsel for Parent and Buyer, dated the date of Closing, in substantially the form of Exhibit 6.2(b) attached hereto, to the effect that as set forth in Section 4.1, 4.2, 4.3 and 4.5, such counsel, without however having made any independent investigation thereof, has no reason to believe that any of the representations and warranties of Parent and Buyer in this Agreement or in the certificates of Parent and Buyer referred to in subsection 6.2(a) are untrue, incorrect or inaccurate in any material respect.

                      (c) All actions, proceedings, instruments, documents and other legal matters relating to the transactions provided for in this Agreement or incidental thereto shall be reasonably satisfactory to and approved by Otten, Johnson, Robinson, Neff & Ragonetti, P.C., counsel to the Sellers and the Company, and Parent and Buyer shall have furnished to such counsel all such instruments, documents and papers as such counsel may have reasonably requested for this purpose.

                      (d) Each of Jeffrey Marcus and Neal Marcus shall have letters of employment from the Buyer and have entered into Stock Option Agreements in the form set forth on Exhibit 6.2(d) hereto.

                  6.3 Compliance with Conditions.

                      (a) All of the conditions to the obligations of Parent, Buyer and the Sellers respectively set forth in Sections 6.1 and 6.2 are and shall be deemed covenants and agreements by the other and also by the Company to comply with and fulfill such conditions as require action by it or them (to the extent within its or their power) and to use its or their commercially reasonable efforts to obtain compliance with and satisfaction of each such condition as requires action by any other party or persons, including any person not a party hereto.

                                 ARTICLE SEVEN
                      ADDITIONAL AGREEMENTS OF THE PARTIES

                  7.1 Covenant Not to Compete.

                      (a) In order to induce Buyer to enter into and consummate the transactions provided for in this Agreement, each Seller hereby covenants and agrees that (i) with respect to Paul Marcus (settlor of the PM Trust) and Phyllis C. Marcus (settlor of the PCM Trust), during the five year period following the date of Closing, and with respect to Jeffrey Marcus and Neal Marcus during the period of two (2) years following the date of their respective dates of termination of employment with the Company and/or Buyer, he or she will not, without the prior written consent of Buyer in each instance, directly or indirectly, whether for himself or herself or for any other person and whether as proprietor, principal, stockholder, partner, agent, director, officer, employee, consultant, independent contractor or in any other capacity, engage in, or have any interest in any business or other entity that provides products and support for commercial security systems or other products of Company, Parent or any subsidiary of the Parent within the State of Colorado; provided, however, that nothing herein shall prevent Jeffrey Marcus and/or Neal Marcus from working for PSA Security Network, or (ii) at any time after the Closing knowingly do any act which would impair the value of the business, operations or assets of, or injure the goodwill or reputation of, Buyer, Parent, any subsidiary of the Parent or the Company or divert any of their business or employees unless such actions are permitted by clause (i) above. Without limiting the generality of the foregoing, each Seller hereby covenants and agrees that with respect to Paul Marcus and Phyllis Marcus beginning on the date of the Closing and ending five years thereafter, and with respect to Jeffrey Marcus and Neal Marcus during the two year period beginning on the date of their respective dates of termination of employment with the Company and/or Buyer he or she will not solicit any business from any person, firm, corporation or entity which was a customer of the Company within the two year period prior to the Closing nor will he or she hire any person who was an employee of the Company, Buyer, Parent or any subsidiary of the Parent as of the date of Closing.

                      (b) Each Seller agrees that each provision of subsection 7.1(a) is reasonable and necessary for the protection of Buyer; that each such provision, and the period or periods of time, geographical areas and types and scopes of restrictions on his or her activities specified therein, are and are intended to be divisible; that if any portion thereof (including any sentence, clause or part) shall be held contrary to law or invalid or unenforceable in any respect in any jurisdiction, or as to any one or more periods of time, areas or business activities, or any part thereof, the remaining provisions shall not be affected but shall remain in full force and effect as to the other and remaining parts; and that any such invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable in such jurisdiction. Seller further recognizes and agrees that any violation of his or her agreement in subsection 7.1(a) would cause such damages to Buyer as would be irreparable and the exact amount of which would be impossible to ascertain and that, for such reason, among others, Buyer shall be entitled, as a matter of course, to injunctive relief from any court of competent jurisdiction restraining any further violation. Such right to injunctive relief shall be cumulative and in addition to and not in limitation of all other rights and remedies which Buyer may possess.

                  7.2 Further Assurances. From and after the date of this Agreement and the date of Closing, the parties hereto shall from time to time, at the request of any other party and without further consideration, do, execute and deliver, or cause to be done, executed and delivered, all such further acts, things and instruments as may be reasonably requested or required more effectively to evidence and give effect to the transactions provided for in this Agreement. Without limiting the generality of the foregoing, the parties shall cooperate with each other (i) in connection with the filing of the Company's tax returns with respect to any period up to the Closing, and (ii) at the expense of the requesting party (provided that the foregoing shall only apply to actual out-of-pocket costs), in the furnishing of information, evidence, testimony and other assistance in connection with any legal actions, proceedings or disputes involving any of the parties based upon any contracts, agreements, arrangements or other matters whether occurring prior or subsequent to the date of this Agreement and the date of Closing.

                                 ARTICLE EIGHT
                 SURVIVAL, INDEMNIFICATION AND RELATED MATTERS

                  8.1 Survival. All of the provisions of, and all of the representations, warranties, covenants and agreements of the parties in, or in any document or other instrument executed or delivered pursuant to or in connection with, this Agreement shall, unless waived, survive and continue in force and effect from and after the date of Closing and any investigation at any time made by or on behalf of any party.

                  8.2 Indemnification.

                      (a) Parent and Buyer, on the one hand, and Sellers, on the other:

                          (i) Shall, subject to Section 3.3(e), each indemnify
                  and hold the other free and harmless from and against and shall reimburse the other for any and all claims, liabilities, damages, losses, judgments, costs and expenses including reasonable counsel fees and other reasonable out-of-pocket expenses (the foregoing being hereinafter collectively referred to as "damages") arising out of or resulting from any inaccuracy or inadequacy in or breach or default of any of its or his representations, warranties, covenants or agreements in, or in any document or other instrument executed or delivered pursuant to or in connection with, this Agreement.

                          (ii) Shall give the other written notice of any claim,
                  demand, action, suit or proceeding raised, brought, threatened, made or commenced against it or the Company relating to any matter to which the indemnification provisions of this Section 8.2 apply, and such other party shall have the right, at its expense, to participate in the settlement and defense thereof using counsel of its own choice. Failure to give such notice shall not, however, affect the liability of any other party under this Agreement unless such failure shall materially adversely prejudice the defense thereof by such other party. Nothing herein shall limit the right of any party to settle any claim, demand, action, suit or proceeding brought or threatened against it, provided, however, that in any such event no other party shall be bound by the amount or terms of any such settlement not consented to by it.

                      (b) Limitations on Indemnification Amount.

                          (i) Deductible. Sellers shall have no liability for
                  indemnification with respect to claims under Section 8.2(a) until the total amount of all damages with respect to such claims exceeds twenty-five thousand dollars ($25,000) and then only for the amount by which such damages exceed twenty-five thousand dollars ($25,000). Parent and Buyer shall have no liability for indemnification with respect to claims under
                  Section 8.2(a) until the total amount of all damages with respect to such claims exceeds twenty-five thousand dollars ($25,000) and then only for the amount by which such damages exceed twenty-five thousand dollars ($25,000); provided, however, that the foregoing shall not apply to the failure of Parent and Buyer to distribute the Earned Shares when and as required or pay the Second Earn-Out when and as required or the failure of Parent and Buyer to obtain releases for the Sellers with respect to personal guarantees disclosed on 1.2 of the Sellers' Schedule .

                          (ii) Aggregate Amount. Notwithstanding anything to the
                  contrary herein, the aggregate liability of Sellers for damages shall not exceed an amount equal to the aggregate amount of all consideration actually paid to Sellers pursuant to this Agreement (specifically excluding any payments to Jeff Marcus and Neal Marcus pursuant to employment arrangements or stock plans). Notwithstanding anything to the contrary herein, the aggregate liability of Buyer and Parent for damages shall not exceed $800,000; provided, however, that the foregoing shall not apply with respect to the failure of Parent or Buyer to distribute the Earned Shares when and as required or pay the Second Earn-Out





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

                  when and as required, or the failure of Parent and Buyer to obtain releases for the Sellers with respect to personal guarantees disclosed on 1.2 of the Sellers' Schedule.

                          (c) Time Limitation. All representations and warranties contained in this Agreement and any certificates delivered at the Closing shall be deemed to have been relied upon notwithstanding any investigation heretofore, or hereafter made or omitted by any party hereto and shall survive the Closing for a period of two years from the Closing.

                          (d) Notwithstanding anything to the contrary in this
         Section 8.2, Sellers' obligation to indemnify Buyer and Parent shall not apply to the extent such loss is covered by any insurance the Company may have or which the Company would have had it maintained commercially reasonable amounts of insurance coverage and such claim for indemnification could reasonably have been covered by such insurance.

                          (e) The provisions of this Section 8.2 shall not be construed as a waiver by any party of any other rights or remedies which it may possess, whether under this Agreement, at law or in equity, arising out of or resulting from any breach or default of or inaccuracy or inadequacy in any other party's representations, warranties, covenants or agreements.

                                  ARTICLE NINE
                                 MISCELLANEOUS

                  9.1 Expenses. Each party shall bear and pay all legal, accounting and other fees and expenses incurred by it in connection with, and with the transactions provided for in, this Agreement and the performance of all its obligations and agreements hereunder; provided, however, that the costs of the audit contemplated in Section 1.5 shall be paid by Buyer and Parent except as otherwise expressly provided in such Section.





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

                  9.2 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by first class registered or certified mail return receipt requested, or by first class mail if received, addressed to the parties at their respective addresses set forth or referred to on the first page and signature page of this Agreement, with copies to their respective counsel, Milberg Weiss Bershad & Schulman LLP, Att: Arnold N. Bressler, Esq., One Pennsylvania Plaza, New York, New York 10119, in the case of Parent and Buyer, and Otten, Johnson, Robinson, Neff & Ragonetti, P.C., Attn: Douglas J. Becker, Esq. 950 Seventeenth Street, Suite 1600, Denver, Colorado 80202, in the case of Sellers and the Company (until the Closing, after which time copies of notices, requests, demands and other communications to the Company shall be sent to Buyer at the address set forth on the first page, with a copy to Milberg Weiss Bershad and Schulman LLP,
Attn: Arnold N. Bressler, Esq.) or to such other person or address as may be designated by like notice hereunder.

                  9.3 Parties in Interest. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns, but no other person shall acquire or have any rights under this Agreement.

                  9.4 Entire Agreement; Modification; Waiver. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations and understandings, if any, and there are no agreements, representations or warranties other than those set forth, provided for or referred to herein. All exhibits and schedules to this Agreement are expressly made a part of this Agreement as fully as though completely set forth herein and all references to this Agreement herein, in any of such writings or elsewhere shall be deemed to refer to and include all such writings. Neither this Agreement nor any provisions hereof may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. Any party may extend the time for or waive performance of any obligation of any other party or waive any inaccuracies in the representations or warranties of any other party or compliance by any other party with any of the provisions of this Agreement. No waiver of any such provisions or of any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provisions, breach or default, nor shall any such waiver constitute a continuing waiver.

                  9.5 Interpretation. All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.

                  9.6 Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the State of New Jersey and for all purposes shall be construed in accordance with the laws of said state applicable to contracts made and to be performed entirely within such State. Except as otherwise provided in Section 1.2(f), the Parent, Buyer and the Sellers each hereby agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the State and Federal Courts located within the State of New Jersey.

                  9.7 Headings; Counterparts. The article and section headings in this Agreement are for reference purposes only and shall not define, limit or affect the meaning or interpretation of this Agreement. This Agreement is being executed in two or more counterparts,




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

each of which shall be deemed an original but all of which shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile and the parties agree that such facsimile execution and delivery shall have the same force and effect as delivery of an original document with original signatures, and that each party may use such facsimile signatures as evidence of the execution and delivery of this Agreement by all parties to the same extent that an original signature could be used.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                               HENRY BROS. ELECTRONICS, INC.
                               (Parent)


                               By: /s/ Brian Reach
                                   -------------------------------------
                                       Brian Reach
                                       Secretary


                               HENRY BROS. ELECTRONICS, INC.
                               (Buyer)


                               By: /s/ Brian Reach
                                   --------------------------------------
                                       Brian Reach
                                       Secretary


                               SECURUS, INC.

                               By: /s/ Jeffrey Marcus
                                   ---------------------------------------
                                       Jeffrey Marcus, President


                               SELLER 1:

                               /s/ Jeffrey Marcus
                               ______________________________________________
                               Jeffrey Marcus


                               SELLER 2:

                               /s/ Neal Marcus
                               ______________________________________________
                               Neal Marcus


                               SELLER 3:

                               PAUL MARCUS TRUST


                               By:
                                    /s/ Paul Marcus
                                    ------------------------------------------
                                        Paul Marcus, Trustee


                               By: /s/ Phyllis C. Marcus
                                   --------------------------------------------
                                       Phyllis C. Marcus, Trustee

                               SELLER 4:

                               PHYLLIS C. MARCUS TRUST


                               By: /s/ Phyllis C. Marcus
                                   ___________________________________________
                                     Phyllis C. Marcus, Trustee


                               By: /s/ Paul Marcus
                                   -------------------------------------------
                                       Paul Marcus, Trustee